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            [LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.]


                          INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the use in this Registration Statement of eUniverse, Inc. on Form 10 of our report dated January 5, 2000 relating to the financial statements of Falcon Ventures Corporation and to the reference to our Firm under the caption "Experts" in such Registration Statement.


                               MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                               ----------------------------------------
                               MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                               Certified Public Accountants


Los Angeles, California
January 18, 2000